Exhibit 10.4(b)

RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

MASONITE WORLDWIDE HOLDINGS INC. 2009 EQUITY INCENTIVE PLAN

FOR DIRECTORS

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Participant:

Grant Date:

Number of Restricted Stock Units granted:

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THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Masonite Worldwide Holdings Inc., a British Columbia corporation (the “Company”), and the Participant specified above, pursuant to the Masonite Worldwide Holdings Inc. 2009 Equity Incentive Plan (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the grant of the RSUs hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2. Grant of Restricted Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall not have the rights of a stockholder in respect of the Shares underlying this Award until such Shares are delivered to the Participant in accordance with Section 4.

3. Vesting.

(a) General. Except as otherwise provided in this Section 3, fifty percent (50%) of the RSUs subject to this grant shall vest on the Grant Date, with the balance vesting in three equal installments on the first, second and third anniversaries of the Grant Date; provided that the Participant is a member of the Board of Directors of the Company on each such vesting date.

(b) Certain Terminations. All unvested RSUs shall immediately become vested upon a Termination due to (i) the Participant’s death, (ii) the Participant’s Disability or (iii) an involuntary removal of the Participant from the Board prior to the end of the Participant’s term for a reason other than “Cause”.

(c) Change in Control. All unvested RSUs shall immediately become vested upon a Change in Control; provided the Participant is serving as a member of the Board immediately prior to the consummation of the Change in Control transaction.

(d) Forfeiture. Subject to Section 3(b), all unvested RSUs shall be immediately forfeited upon the Participant’s Termination for any reason.

4. Delivery of Shares.

(a) General. Subject to Section 4(b) and Section 15.18 of the Plan, the Company shall deliver to the Participant (i) fifty percent (50%) of Shares underlying vested RSUs on the third anniversary of the Grant Date and (ii) the remaining fifty percent (50%) of the Shares underlying the vested RSUs on the fourth anniversary of the Grant Date; provided, however, all Shares underlying the vested RSUs, to the extent not previously delivered, shall be delivered to the Participant upon a Change in Control or the 30th day following a Termination. In connection with the delivery of the Shares pursuant to this Agreement, the Participant agrees to execute any documents reasonably requested by the Company. In no event shall a Participant be entitled to receive any Shares with respect to any unvested or forfeited portion of the RSU.

(b) Blackout Periods. If the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 4(a), such distribution shall be instead made on the earlier of (i) the date the Participant is not subject to any such policy or restriction and (ii) the later of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to 2.5 months following the date such distribution would otherwise have been made.

5. Dividends and Other Distributions. The Participant shall be entitled to receive all dividends and other distributions paid with respect to the Shares underlying the RSUs, provided that any such dividends or other distributions will be subject to the same vesting requirements as the underlying RSUs and shall be paid at the time the Shares are delivered pursuant to Section 4. If any dividends or distributions are paid in Shares with respect to unvested Shares, the Shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the RSUs with respect to which they were paid.

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6. Conditions. As a condition to the receipt of this RSU award, the Participant acknowledges and agrees to be bound by the terms of Annex A attached hereto, which is incorporated in, and made a part of, this Agreement.

7. Restrictive Covenants. As a condition to the receipt of the RSUs and/or the delivery of Shares hereunder, the Participant agrees as follows

(a) Confidentiality. The Company and the Participant acknowledge and agree that during the Participant’s service with the Company, the Participant will have access to and may assist in developing Confidential Information and will occupy a position of trust and confidence with respect to the affairs and business of the Company and its Affiliates. The Participant agrees that the obligations set forth in this Section 7 are necessary to preserve the confidential and proprietary nature of Confidential Information and to protect the Company and its Affiliates against harmful solicitation of employees and customers and other actions by the Participant that would result in serious adverse consequences for the Company and its Affiliates.

(b) Non-Disclosure. During and after the Participant’s service with the Company, the Participant will not use, disclose, copy or transfer any Confidential Information other than as authorized in writing by the Company or within the scope of the Participant’s duties with the Company as determined reasonably and in good faith by the Participant. Anything herein to the contrary notwithstanding, the provisions of this Section 7(b) shall not apply (i) when disclosure is required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with actual or apparent jurisdiction to order the Participant to disclose or make accessible any information; provided that prior to any such disclosure the Participant shall provide the Company with reasonable notice of the requirements to disclose and an opportunity to object to such disclosure and the Participant shall cooperate with the Company in filing such objection; or (ii) as to information that becomes generally known to the public or within the relevant trade or industry other than due to the Participant’s violation of this Section 7(b).

(c) Materials. The Participant will use Confidential Information only for normal and customary use in the Company’s business, as determined reasonably and in good faith by the Company. The Participant will return to the Company all Confidential Information and copies thereof and all other property of the Company or any of its Affiliate at any time upon the request of the Company and in any event immediately after termination of Participant’s service with the Company. The Participant agrees to identify and return to the Company any copies of any Confidential Information after the Participant ceases to serve the Company. Anything to the contrary notwithstanding, nothing in this Section 7 shall prevent the Participant from retaining a home computer (provided all Confidential Information has been removed), papers and other materials of a personal nature, including diaries, calendars and Rolodexes, information relating to his/her compensation or relating to reimbursement of expenses, information that may be needed for tax purposes, and copies of plans, programs and agreements relating to his/her service with the Company.

(d) No Solicitation or Hiring of Employees. During the period commencing on the Grant Date and ending on the first anniversary of the Participant’s Termination, the Participant shall not solicit, entice, persuade or induce any individual who is employed by the

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Company or its Affiliates (or who was so employed within twelve (12) months prior to the Participant’s action) to terminate or refrain from continuing such employment or to become employed by or enter into contractual relations with any other individual or entity other than the Company or its Affiliates, and the Participant shall not hire, directly or indirectly, for himself or any other person, as an employee, consultant or otherwise, any such person. Anything to the contrary notwithstanding, the Company agrees that (i) the Participant’s responding to an unsolicited request from any former employee of the Company for advice on employment matters; and (ii) the Participant’s responding to an unsolicited request for an employment reference regarding any former employee of the Company from such former employee, or from a third party, by providing a reference setting forth his/her personal views about such former employee, shall not be deemed a violation of this Section 7(d); in each case, to the extent the Participant does not encourage the former employee to become employed by a company or business that employs the Participant or with which the Participant is otherwise associated (including, but not limited to, association as a sole proprietor, owner, employer, partner, principal, investor, joint venturer, shareholder, associate, employee, member, consultant, contractor, director or otherwise).

(e) Conflicting Obligations and Rights. The Participant agrees to inform the Company of any apparent conflicts between the Participant’s service for the Company and any obligations the Participant may have to preserve the confidentiality of another’s proprietary information or related materials before using the same on the Company’s behalf. The Company shall receive such disclosures in confidence and consistent with the objectives of avoiding any conflict of obligations and rights or the appearance of any conflict of interest.

(f) Enforcement. The Participant acknowledges that in the event of any breach or threatened breach of this Section 7, the business interests of the Company and its Affiliates will be irreparably injured, the full extent of the damages to the Company and its Affiliates will be impossible to ascertain, monetary damages will not be an adequate remedy for the Company and its Affiliates, and the Company will be entitled to enforce this Agreement by a temporary, preliminary and/or permanent injunction or other equitable relief, without the necessity of posting bond or security, which the Participant expressly waives. The Participant understands that the Company may waive some of the requirements expressed in this Agreement, but that such a waiver to be effective must be made in writing and should not in any way be deemed a waiver of the Company’s right to enforce any other requirements or provisions of this Agreement. The Participant agrees that each of the Participant’s obligations specified in this Agreement is a separate and independent covenant and that the unenforceability of any of them shall not preclude the enforcement of any other covenants in this Agreement.

8. Non-transferability.

(a) Restriction on Transfers. Except as provided in Section 8(b) below, all RSUs, and any rights or interests therein, (i) shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way at any time by the Participant (or any beneficiary(ies) of the Participant), other than by testamentary disposition by the Participant or by the laws of descent and distribution, (ii) shall not be pledged or encumbered in any way at any time by the Participant (or any beneficiary(ies) of the Participant) and (iii) shall not be subject to execution, attachment or similar legal process. Any attempt to sell, exchange, pledge, transfer, assign, encumber or otherwise dispose of this RSU, or the levy of any execution, attachment or similar legal process upon this RSU, contrary to the terms of this Agreement and/or the Plan, shall be null and void and without legal force or effect.

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(b) Permissible Transfers. During the Participant’s lifetime, the Participant may, with the consent of the Committee, transfer without consideration all or any portion of this RSU to one or more members of his/her Immediate Family, to a trust established for the exclusive benefit of one or more members of his/her Immediate Family, to a partnership in which all the partners are members of his/her Immediate Family, or to a limited liability company in which all the members are members of his/her Immediate Family.

(c) Company Rights. Notwithstanding anything herein to the contrary, the Participant, and any permitted transferee, shall be subject to the Company’s call rights and rights of first refusal set forth in Annex A.

9. Entire Agreement; Amendment. This Agreement, together with the Plan contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

10. Acknowledgment of Participant. This award of RSUs does not entitle Participant to any benefit other than that granted under this Agreement. Participant understands and accepts that the benefits granted under this Agreement are entirely at the discretion of the Company and that the Company retains the right to amend or terminate this Agreement and the Plan at any time, at its sole discretion and without notice.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to the principles of conflict of laws thereof.

12. Termination. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Participant’s service at any time, for any reason and with or without cause.

13. Notices. Any Exercise Notice or other notice which may be required or permitted under this Agreement shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

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(a) If such notice is to the Company, to the attention of the General Counsel of the Company or at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.

(b) If such notice is to the Participant, at his/her address as shown on the Company’s records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time.

14. Compliance with Laws. This issuance of RSUs (and the Shares underlying the RSUs) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the 1934 Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue this RSU or any of the Shares pursuant to this Agreement if any such issuance would violate any such requirements.

15. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except as provided by Section 8 hereof) any part of this Agreement without the prior express written consent of the Company.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

17. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

18. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

19. Severability. The invalidity or unenforceability of any provisions of this Agreement, in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MASONITE WORLDWIDE HOLDINGS INC.

By:

Name:

Title:

PARTICIPANT

Name:

Social Security Number:

DIRECTOR ANNEX A

As a condition to (i) receiving an Award under the Plan and (ii) receiving any Stock in settlement of an Award, the Participant hereby agrees that the Participant will be bound by and will comply with the provisions of this Annex A.

1. Definitions. Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Masonite Worldwide Holdings Inc. 2009 Equity Incentive Plan (the “Plan”).

2. Issuance of Stock and Awards. Subject to the terms and conditions hereinafter set forth and as set forth in the Plan or any other Company plan providing for the grant, purchase or award of Stock and the Award Agreement(s), as of the Effective Date, the Company is issuing Awards to the Participant. The Parties are entering into Award Agreement(s) concurrently with the issuance of the Awards and the execution and delivery of this Agreement.

3. Participant’s Representations, Warranties and Agreements.

(a) In addition to agreeing to and acknowledging the restrictions on Transfer of the Stock set forth in Sections 4 and 5, if the Participant is an Affiliate of the Company, the Participant also agrees and acknowledges that notwithstanding the provisions in Section 4, the Participant will not Transfer any shares of Stock to any Person unless, except as otherwise agreed to by the Board, counsel for the Participant (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, that registration of such Transfer is not required under applicable law because of the availability of an exemption from registration under applicable law.

Notwithstanding the foregoing, the Company acknowledges and agrees that no opinion of counsel is required in connection with: (x) a Transfer permitted by or made pursuant to Sections 4(a), 5, or 6 hereof, Section 9 of the Shareholders Agreement, or Section 22 of the Articles, or (y) a Transfer permitted upon the death or Disability of the Participant to the Participant’s Estate or a Transfer permitted to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of the Stock in accordance with the terms of this Agreement; provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement.

(b) From and after the date hereof and until such time as the Transfer restrictions set forth in Sections 4 and 5 no longer apply to such Stock and the Company has reissued a certificate representing such Stock, in addition to any other requirements set forth in the Shareholders Agreement or in any other applicable document, the certificate (or certificates) representing the shares of Stock shall bear legends in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR AN EXEMPTION THEREFROM AND, IN EACH CASE, IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE EQUITY GRANT AGREEMENT DATED AS OF [DATE] BETWEEN MASONITE WORLDWIDE HOLDINGS INC. (THE “COMPANY”) AND THE INDIVIDUAL NAMED ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).”

(c) The Participant acknowledges that he/she has been advised that (i) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the shares of Stock and (ii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on Transfer and appropriate stop Transfer restrictions will, if applicable, be issued to the Company’s transfer agent with respect to the Stock. The Participant acknowledges that the Stock may be subject to restricted periods or seasonings periods under applicable securities legislation, regulations and rules of each of the provinces and territories in Canada and the blanket rulings, orders, policy statements and written interpretations issued by the regulatory authorities administering such legislation (collectively, “Canadian Securities Laws”) and that he or she must not transfer, sell or otherwise trade the Stock unless permitted under Canadian Securities Laws. If a Participant is an Affiliate of the Company, the Participant also acknowledges that (1) the Stock must be held indefinitely and the Participant must continue to bear the economic risk of the investment in the Stock unless it is subsequently registered under the Securities Act and any other applicable securities laws or an exemption from such registration is available, (2) when and if the Stock may be disposed of without registration in reliance on Rule 144 of the rules and regulations promulgated under the Securities Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such rule and (3) if the Rule 144 exemption is not available, public sale without registration will require compliance with some other exemption under the Securities Act and any other applicable securities laws.

(d) If any shares of Stock are to be disposed of in accordance with an applicable resale exemption or otherwise, the Participant shall promptly notify the Company of such intended disposition in accordance with Section 4 and shall deliver to the Company at, or prior to, the time of such disposition such other documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

(e) The Participant agrees that, if any shares of Stock are offered in a Public Offering (other than registration of securities issued on Form S-8, S-4 or any successor or similar form), the Participant will not effect any public sale or distribution of any shares of Stock (except pursuant to the prospectus or registration statement for such Public Offering) during the “Lock-Up Period,” unless otherwise agreed to in writing by the Company. The “Lock-Up Period” is the period (i) beginning on the date of the receipt of a notice from the Company that the Company has filed, or imminently intends to file, a prospectus or registration statement for a Public Offering and (ii) ending 180 days (or such shorter period as may be consented to by the managing underwriter or underwriters) in the case of the initial Public Offering and ninety (90) days (or such shorter period as may be consented to by the managing underwriter or underwriters, if any) in the case of any other Public Offering after, the effective date of the applicable registration statement.

(f) The Participant represents and warrants that (i) with respect to the Awards, the Participant has received and reviewed the information relating to the Stock, including having received and reviewed the documents thereto, certain of which documents set forth the rights, preferences and restrictions relating to the Awards and the Stock underlying the Awards and (ii) the Participant has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company and the business and prospects of the Company which it deems necessary to evaluate the merits and risks related to his/her investment in the Stock and to verify the information contained in the information received as indicated in this Section 3(f), and the Participant has relied solely on such information.

(g) The Participant further represents and warrants that (i) his/her financial condition will be such that the Participant can afford to bear the economic risk of holding the Stock for an indefinite period of time and will have adequate means for providing for his/her current needs and personal contingencies, (ii) the Participant can afford to suffer a complete loss of his/her investment in the Stock, (iii) the Participant understands and has taken cognizance of all risk factors related to the Stock and (iv) his/her knowledge and experience in financial and business matters are such that the Participant is capable of evaluating the merits and risks of his/her acquisition of the Stock as contemplated by the Plan.

4. Transferability of Stock/Awards.

(a) The Participant agrees that until June 9, 2014, he/she will not directly or indirectly offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any of the foregoing acts being referred to herein as a “Transfer”) any Stock issuable upon exercise or settlement of any Award or of any other equity-related incentive award granted by the Company or any of its direct or indirect subsidiaries (collectively referred to as “Stock”); provided, however, that the Participant may Transfer shares of Stock during such time pursuant to one of the following exceptions: (i) Transfers permitted by this Section 4, (ii) Transfers permitted by Sections 5, or 6 hereof, Section 9 of the Shareholders Agreement, or Section 22 of the Articles, (iii) Transfers pursuant to a (final) prospectus under Canadian Securities Laws or pursuant to an effective registration statement under the Securities Act and has been registered under all applicable securities laws, or (iv) other Transfers permitted by the Board. No Transfer of Stock in violation hereof shall be made or recorded on the books of the Company and any such Transfer shall be void ab initio and of no effect.

(b) Notwithstanding the foregoing, no Participant shall Transfer any Stock to any Person:

(i) if the Company reasonably determines that such Transfer would, if effected, result in the Company having more than 290 holders of record (as such concept is understood for purposes of Section 12(g) of the Exchange Act and any relevant rules promulgated thereunder), unless the Company is already subject to the reporting obligations under Section 13 or 15(d) of the Exchange Act and any relevant rules promulgated thereunder; and

(ii) unless (A) the certificates representing such Stock bear legends as provided in Section 3(b) for so long as such legends are applicable, and (B) such transferee (1) shall have executed and delivered to the Company, as a condition precedent to any acquisition of such shares of Stock, an instrument in form and substance satisfactory to the Company confirming that such transferee takes such shares of Stock subject to all the terms and conditions of this Agreement and (2) agrees to be bound by the terms of this Agreement.

The Company shall not transfer upon its books any Stock to any Person except in accordance with this Agreement.

(c) Authority of Board. Nothing contained in this Section 4 shall limit the authority of the Board to take such other action to the extent permitted by law as it deems necessary or advisable to preserve the Company’s status as a non-reporting company under the Exchange Act.

5. Right of First Refusal.

(a) If, at any time after June 9, 2014 and prior to the date of consummation of an initial Public Offering, the Participant receives a bona fide offer to purchase any or all of his/her Stock (the “Third Party Offer”) from a third party (which, for the avoidance of doubt, shall not include any Transfers permitted under Sections 4(a), 5, or 6 or clause (y) of Section 3(a) of this Agreement) (the “Offeror”) which the Participant wishes to accept, the Participant shall cause the Third Party Offer to be reduced to writing and shall notify the Company in writing of its wish to accept the Third Party Offer in accordance with Section 4. The Participant’s notice to the Company shall contain an irrevocable offer to sell such Stock to the Company (on the terms and in the manner set forth below), and shall be accompanied by a copy of the Third Party Offer (which shall identify the Offeror). At any time within thirty (30) days after the date of the receipt by the Company of the Participant’s notice, the Company shall have the right and option to purchase, or to arrange for a third party to purchase, all (but not less than all) of the Stock covered by the Third Party Offer, pursuant to Section 5(b).

(b) The Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the Stock covered by the Third Party Offer at the same price and on substantially the same terms and conditions as the Third Party Offer (or, if the Third Party Offer includes any consideration other than cash, then at the sole option of the Company, at the equivalent all cash price, determined in good faith by the Board), by delivering a certified bank check or checks in the appropriate amount, or by wire transfer of immediately available funds if the Participant provides to the Company wire transfer instructions, and such non-cash consideration, if any, to be paid to the Participant at the principal office of the Company against delivery of certificates or other instruments representing the Stock so purchased, appropriately endorsed by the Participant. If at the end of the 30-day period, the Company has not tendered the purchase price for such shares in the manner set forth above, then subject to receiving the approval set forth in Section 4 above, the Participant may, during the succeeding sixty (60) day period, sell not less than all of the Stock covered by the Third Party Offer to the Offeror on terms no less favorable to the Participant than those contained in the Third Party Offer. Promptly after such sale, the Participant shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of such sixty (60) day period, the Participant has not completed the sale of such Stock as aforesaid, all of the restrictions on sale, Transfer or assignment contained in this Agreement shall again be in effect with respect to such Stock.

(c) If, at any time after June 9, 2014 and prior to the date of consummation of an initial Public Offering, the Participant proposes to sell any or all of his Stock (a “Proposed Sale”) to a third party (which, for the avoidance of doubt, shall not include any transfers pursuant to clauses (x) and (y) of Section 3), the Participant shall first notify the Company in writing. The Participant’s notice to the Company (the “Proposed Sale Notice”) shall (i) state the Participant’s intention to sell Stock to one or more persons, the amount of Stock to be sold, the purchase price therefor, and a summary of the other material terms of the Proposed Sale and (ii) contain an irrevocable offer to sell such Stock to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and on substantially the same terms and conditions of, the Proposed Sale. At any time within five (5) business days after the date of the receipt by the Company of the Proposed Sale Notice, the Company shall have the right and option to purchase, or to arrange for a third party to purchase, all (but not less than all) of the shares of Stock covered by the Proposed Sale Notice, pursuant to Section 5(d).

(d) The Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the shares of Stock covered by the Proposed Sale Notice at the same price and on substantially the same terms and conditions of the Proposed Sale Notice (or, if the Proposed Sale includes any consideration other than cash, then at the sole option of the Company, at the equivalent all cash price, determined in good faith by the Company’s Board after consultation with a third party investment banker), by delivering a certified bank check or checks in the appropriate amount (or by wire transfer of immediately available funds, if the Participant Entities provide to the Company wire transfer instructions) (and any such non-cash consideration to be paid) to the Participant at the principal office of the Company against delivery of certificates or other instruments representing the shares of Stock so purchased, appropriately endorsed by the Participant. If at the end of the five (5) business day period, the Company has not tendered the purchase price for such shares in the manner set forth above, the Participant may, during the succeeding 10-day period, sell not less than all of the shares of Stock covered by the Proposed Sale, to a third party on terms no less favorable to the Participant than those contained in the Proposed Sale Notice. Promptly after such sale, the Participant shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of ten (10) days following the expiration of the five (5) business day period during which the Company is entitled hereunder to purchase the Stock, the Participant has not completed the sale of such shares of the Stock as aforesaid, all of the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to such shares of the Stock.

6. The Company’s Option to Purchase Stock and Awards of Participant Upon Certain Terminations.

(a) Termination for Cause. Except as otherwise provided herein, if, prior to a Qualified IPO, (1) the Participant’s service is terminated by the Company for Cause, (2) the beneficiaries of the Participant’s Trust shall include any person or entity other than the Participant, his/her spouse (or ex-spouse) or his/her parents’ lineal descendants (including adopted children) or (3) the Participant shall otherwise effect a Transfer of any of the shares of Stock other than as permitted in this Agreement (other than as may be required by applicable law or an order of a court having competent jurisdiction) after notice from the Company of such impermissible Transfer and a reasonable opportunity to cure such Transfer (each, a “Section 6(a) Call Event”):

(i) With respect to the Stock, the Company may purchase all or any portion of the Stock then held by the applicable Participant Entities at a per share purchase price equal to the lesser of (x) the Fair Value per Share and (y) the per Share amount paid by the Participant Entities to the Company to acquire such Share (any such applicable repurchase price (the “Section 6(a) Repurchase Price”); and

(ii) All unvested and/or unexercised Awards held by the applicable Participant Entities shall terminate, without payment, immediately upon the occurrence of a Section 6(a) Call Event or on such other date provided in the Award Agreement.

(b) Termination for Other than Cause. Except as otherwise provided herein, if, prior to a Qualified IPO, the Participant’s service is terminated for a reason other than by the Company for Cause (each, a “Section 6(b) Call Event”), with respect to Stock held by the Participant, the Company may purchase all or any portion of the shares of Stock then held by the applicable Participant Entities at a per share price equal to the Fair Value per share on the date the Call Notice is given, (the “Section 6(b) Repurchase Price”).

(c) Call Notice. The Company shall have a period (the “Call Period”) of ninety (90) days from the six (6) month anniversary of the last date of delivery to the Participant of any Share deliverable pursuant to any outstanding Award (or, if later, with respect to a Section 6(a) Call Event, the date after discovery of, and the applicable cure period for, an impermissible Transfer constituting a Section 6(a) Call Event) in which to give notice in writing to the Participant of its election to exercise its rights and obligations pursuant to this Section 6 (a “Call Notice”). The completion of the purchases pursuant to the Call Notice shall take place at the principal office of the Company on the tenth (10th) business day after delivery of such Call Notice. The applicable Repurchase Price (including any payment with respect to Awards described in this Section 6) shall be paid by delivery to the applicable Participant Entities of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Participant Entities (or by wire transfer of immediately available funds, if the Participant Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents canceling the Awards so terminated, appropriately endorsed or executed by the applicable Participant Entities or any duly authorized representative.

(d) Delay of Call. Notwithstanding any other provision of this Section 6 to the contrary and subject to Section 11, if there exists and is continuing a default or an event of default on the part of the Company or any subsidiary of the Company under any bona fide loan, guarantee or other agreement with an independent third party under which the Company or any subsidiary of the Company has borrowed money which prohibits the Company from purchasing any of the Stock or the Awards or if the repurchase referred to in Section 6(a) and Section 6(b) would result in a default or an event of default on the part of the Company or any subsidiary of the Company under any such agreement or if a repurchase would not be permitted under any loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money or if a repurchase would not be permitted under Section 30(2) of the Canada Business Corporations Act or would otherwise violate the Canada Business Corporations Act (or if the Company reincorporates in another jurisdiction, any applicable statutes of such jurisdiction) (each such occurrence being an “Event”), the

Company shall be entitled to delay the repurchase of any of the Stock or the Awards (pursuant to a Call Notice timely given in accordance with Section 6(c) hereof) from the applicable Participant Entities until the first business day which is ten (10) calendar days after such Event has ceased to exist; provided, however, that the number of shares of Stock subject to repurchase under this Section 6 shall be that number of shares of Stock held by the applicable Participant Entities at the time of delivery of (and as set forth in) a Call Notice in accordance with Section 6(c) hereof. All unvested and/or unexercisable Awards as of the date of a Call Notice shall continue to vest and/or become exercisable until the repurchase of such Awards pursuant to such Call Notice; provided that to the extent that any Awards vest and/or are exercised after the date of such Call Notice, the number of shares of Stock subject to repurchase shall be increased by the same proportion of Stock subject to the Call Notice calculated by multiplying (x) the number of shares of Stock that are acquired after the date of the Call Notice by (y) the quotient of (I) the number of shares of Stock to set forth in the Call Notice over (II) the aggregate number of shares of Stock held by the Participant on the date of the Call Notice. Notwithstanding the foregoing, if an Event exists and is continuing for ninety (90) days, the Participant Entities shall be permitted by written notice to cause the Company to rescind any Call Notice but the Company shall have another thirty (30) days from the date of such the Event ceases to exist to give another Call Notice on the terms applicable to the first Call Notice.

7. Adjustment of Repurchase Price; Definitions.

(a) Adjustment of Repurchase Price. In determining the Repurchase Price of the Stock and Awards, appropriate adjustments shall be made for any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding shares of Stock and Common Stock in order to maintain, as nearly as practicable, the intended operation of the provisions of Section 6.

(b) Definitions. All capitalized terms used in this Agreement and not defined herein shall have such meaning as such terms are defined in the Plan. Terms used herein and as listed below shall be defined as follows:

“Agreement” means this Annex A.

“Articles” means the Masonite Worldwide Holdings Inc. Notice of Articles and Articles of Continuance, as the same may be amended from time to time.

“Award(s)” means equity awards, including, without limitation, SARs and RSUs, which may be settled in shares of Common Stock and granted to the Participant after the Effective Date under the Plan or any other Company plan providing for the grant, purchase or award of Common Stock.

“Award Agreement” means an agreement entered into by and between the Company and the Participant in respect of Awards.

“Call Events” shall mean, collectively, Section 6(a) Call Events and Section 6(b) Call Events.

“Call Notice” shall have the meaning set forth in Section 6(c) hereof.

“Call Period” shall have the meaning set forth in Section 6(c) hereof.

“Canadian Securities Laws” shall have the meaning set forth in Section 3(c) hereof.

“Common Stock” means the Company’s common stock or any security issued by the Masonite Worldwide Holdings Inc. or any successor in exchange or in substitution therefore.

“Event” shall have the meaning set forth in Section 6(d)hereof.

“Excess Price” shall mean the difference between (x) the Fair Value on the relevant date and, (y) the exercise price, with respect to a Stock Option, or the base price, with respect to a SAR.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations of the SEC promulgated thereunder.

“Fair Value” shall mean, prior to an initial Public Offering, the fair market value of the Stock as determined in good faith by the Board (or a consultant, financial advisor or such other entity retained by the Board to make such determination). Upon request, the Company will provide to the Participant, strictly for use in determining whether to seek an appraisal its calculation of Fair Value, a description of the methodology and metrics utilized by the Company in making such determination. If the Participant believes that the amount determined by the Board to be the Fair Value is less than the amount that the Participant believes to be the Fair Value and the aggregate amount in dispute exceeds $50,000, the Participant may elect to direct the Company to obtain an appraisal of the Fair Value, which appraisal shall be prepared by a qualified independent appraiser, mutually selected by the Company and the Participant. If the Company and the Participant are unable to agree on such appraiser, they shall each select a qualified independent appraiser, and the two such appraisers shall select a third qualified independent appraiser who has not provided any services to either of the Company or the Participant within twenty-four (24) months preceding the engagement for such appraisal, which third appraiser shall prepare the determination of Fair Value. Such election must be in writing and given to the Company within fifteen (15) days after the Participant receives the Board’s determination of Fair Value. The determination of the appraiser shall be a final and binding determination of Fair Value. If such appraiser determines Fair Value to be 105% or more of the Fair Value determined by the Board, then the Company shall pay the cost of all such appraisers. If such appraiser determines the Fair Value to be less than 105% of the Fair Value determined by the Board, then the Participant shall pay the cost of all such appraisers.

“Group” shall mean “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Lock-Up Period” shall have the meaning set forth in Section 3(e) hereof.

“Maximum Repurchase Amount” shall have the meaning set forth in Section 11 hereof.

“Offeror” shall have the meaning set forth in Section 5(a) hereof.

“Other Stockholder” shall mean the persons that own Common Stock, other than the Participant.

“Participant Company” means any entity controlled by the Participant that is a party to, or member of, a Service Agreement.

“Participant Entities” shall mean the Participant’s Trust, the Participant and the Participant’s Estate, collectively.

“Participant’s Estate” shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of the Participant.

“Participant’s Trust” shall mean a partnership, limited liability company, corporation, trust or custodianship, the beneficiaries of which may include only the Participant, his/her spouse (or ex-spouse) or his/her parents’ lineal descendants (including adopted) or, if at any time after any such Transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

“Party(ies)” means the Company and the Participant.

“Permitted Transferee” means any person who could be a beneficiary under the Participant’s Trust.

“Person” means a “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Plan” shall have the meaning set forth in Section 1 hereof.

“Proposed Sale” shall have the meaning set forth in Section 5(c).

“Proposed Sale Notice” shall have the meaning set forth in Section 5(c).

“Public Offering” shall mean any sale of Stock to the public subsequent to the date hereof pursuant to a (final) prospectus under Canadian Securities Laws or pursuant to an effective registration statement under the Securities Act which has been declared effective by the SEC (other than a registration statement on Form S-4, S-8 or any other similar form).

“Qualified IPO” means the first underwritten Public Offering pursuant to a (final) prospectus under Canadian Securities Laws or pursuant to an effective registration statement under the Securities Act covering a sale of Stock to the public, that (A) results in gross proceeds to the Company of not less than $50 million, (B) is led by a nationally recognized investment bank, and (C) results in the Stock being listed on a national securities exchange or quoted on NASDAQ.

“Repurchase Price” shall mean the amount to be paid in respect of the Stock and Awards to be purchased by the Company pursuant to Section 6(a) or 6(b), as applicable.

“Restricted Stock” means restricted stock granted pursuant to the Plan or any other plan of the Company or its Affiliates.

“RSU” means a restricted stock unit granted pursuant to the Plan or any other plan of the Company or its Affiliates.

“SAR” means a stock appreciation right granted pursuant to the Plan or any other plan of the Company or its Affiliates.

“SEC” shall mean the Securities and Exchange Commission.

“Section 6(a) Call Event” shall have the meaning set forth in Section 6(a) hereof.

“Section 6(b) Call Event” shall have the meaning set forth in Section 6(b) hereof.

“Section 6(a) Repurchase Price” shall have the meaning set forth in Section 6(a) hereof.

“Section 6(b) Repurchase Price” shall have the meaning set forth in Section 6(b) hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Separate Agreement” shall have the meaning set forth in Section 19 hereof.

“Service Agreement” means a contract by and between the Company or any Company Affiliate and the Participant or Participant Company pursuant to which the Company provides services to the Participant or the Participant Company.

“Shareholders Agreement” shall mean the Masonite Worldwide Holdings Inc. Shareholders Agreement.

“Stock” shall have the meaning set forth in Section 4(a) hereof.

“Stock-Based Awards” means the right of any kind to receive Stock or benefits measured by the value of a number of shares of Common Stock, and each award of any kind consisting of Stock, in each case, granted pursuant to the Plan or any other plan of the Company or its Affiliates.

“Stock Option” means a non-qualified stock option or incentive stock option granted pursuant to the Plan or any other plan of the Company or its Affiliates.

“Third Party Offer” shall have the meaning set forth in Section 5(a) hereof.

“Transfer” shall have the meaning set forth in Section 4(a) hereof.

“Unaffiliated Person” shall mean any Person or Group who is not an Affiliate of the Company.

8. Tag-Along and Drag-Along Rights.

(a) The Participant shall be deemed to be a Management Tag Along Holder (as such term is defined in the Articles) for purposes of the Articles, such that the Participant shall be entitled to receive a Tag Along Notice (as such term is defined in the Articles) and otherwise participate in the provisions of the Tag Along Sale as set out in the

Articles with respect to (i) the vested portion of any Award and (ii) with respect to the unvested portion of any Award, the portion of such Award that would vest under Section 3(c) of the Award Agreement to which this Annex A is attached in connection with such Tag Along Sale (e.g., where such Tag Along Sale is also a Change in Control) (“Contingent Awards”), and, for purposes of the Articles, Eligible Convertible Securities shall include both vested Awards and Contingent Awards. In such event, the Shares underlying vested Awards and Contingent Awards shall be permitted to be sold pursuant to such Tag Along Sale by the Participant in its capacity as a Management Tag Along Holder. The proceeds from such Tag Along Sale with respect to Contingent Awards shall (A) be deposited into escrow, (B) vest in accordance with the terms of the Applicable Award Agreement (or otherwise) and (C) be distributed to the Participant when the underlying portion of the Award otherwise vests (or in the case of any Contingent Award that is considered to be non-qualified deferred compensation subject to Section 409A of the Code (“Section 409A Deferred Compensation”), when permitted by Section 409A without penalty to the Participant).

(b) The Participant shall be deemed to be a Management Drag Along Holder (as such term is defined in the Articles) for purposes of the Articles, such that the Participant shall be entitled to receive a Drag Along Sale Notice (as such term is defined in the Articles) and otherwise be required to participate in the provisions of the Drag Along Sale as set out in the Articles with respect to (i) the vested portion of any Award and (ii) Contingent Awards, and, for purposes of the Articles, Eligible Convertible Securities shall include both vested Awards and Contingent Awards. In such event, the Shares underlying vested Awards and Contingent Awards shall be permitted to be sold pursuant to such Drag Along Sale by the Participant in its capacity as a Management Drag Along Holder. The proceeds from such Drag Along Sale with respect to Contingent Awards shall be (A) deposited into escrow (B) vest in accordance with the terms of the Applicable Award Agreement (or otherwise) and (C) be distributed to the Participant when the underlying portion of the Award otherwise vests (or in the case of any Contingent Award that is considered to be Section 409A Deferred Compensation, when permitted by Section 409A without penalty to the Participant).

(c) In the event a Contingent Award is not otherwise intended to be Section 409A Deferred Compensation and the applicability of this Section 8 would cause it to be considered to be Section 409A Deferred Compensation, this Section 8 shall be applied in accordance with its terms; provided that the proceeds from the Tag Along Sale or Drag Along Sale, as applicable, shall be distributed to such Participant by no later than the earlier of (i) the applicable date specified in Section 8(a) or Section 8(b) and (ii) the later of the end of the calendar year in which such Tag Along Sale or Drag Along Sale is consummated and 2.5 months after the consummation of the Tag Along Sale or Drag Along Sale (the date referred to in this clause (ii), the “Section 409A Safe Harbor Date”). In the event proceeds are distributed on the Section 409A Safe Harbor Date prior to the date they otherwise would have vested, the Participant may retain an amount of such distribution sufficient to pay all federal, state, local and employment taxes due on such amount and the balance of such distribution shall be held in escrow until the date such distribution would otherwise have vested in accordance with the Award Agreement or otherwise. In the event such distribution would have been forfeited under the Award Agreement, the amount held in escrow shall be returned to the Company and the Participant shall be required to pay the Company any tax benefit the Participant is entitled to receive with respect to the deduction of any amount repaid to the Company.

(d) In the event the Prospective Selling Shareholder declines to include in the Tag Along Sale any Contingent Award that would be permitted to be included in such Tag Along Sale that the Participant has elected to be included in such Tag Along Sale (the “Rejected Awards”), the Company and/or its Subsidiaries shall purchase the Rejected Awards for cash in an amount equal to the Fair Value of the proceeds the Participant would have received with respect to such Rejected Awards in such Tag Along Sale. The distribution of such cash payment shall be subject to the terms and conditions of this Section 8.

9. Termination. This Agreement shall terminate upon consummation of a Qualified IPO. Upon termination hereof, no Party shall have any right or obligation hereunder; provided that Section 3(e) shall continue to apply to the Participant through the end of the applicable Lock-Up Period.

10. The Company’s Agreements. If the Company becomes subject to the reporting requirements of Section 12 of the Exchange Act, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Participant to sell Stock or shares of Common Stock without registration under the Exchange Act within the limitations of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 10, the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Securities Act to be available. Nothing in this Section 10 shall be deemed to limit in any manner the restrictions on sales of Stock contained in this Agreement.

11. Pro Rata Repurchase. Notwithstanding anything to the contrary contained in Section 6, if at any time consummation of any purchase or payment to be made by the Company pursuant to this Agreement would result in an Event, then the Company shall make purchases from, and payments to, the Participant pro rata (on the basis of the proportion of the number of shares of Stock each the Participant and all Other Participants have elected or are required to sell to the Company) for the maximum number of shares of Stock permitted without resulting in an Event (the “Maximum Repurchase Amount”). The provisions of Section 6(d) shall apply in their entirety to payments and repurchases with respect to Stock which may not be made due to the limits imposed by the Maximum Repurchase Amount under this Section 11. Until such Stock is purchased and paid for by the Company, the Participant and the Other Participants whose Stock is not purchased in accordance with this Section 11 shall have priority, on a pro rata basis, over other purchases of Stock by the Company pursuant to this Agreement.

12. Rights to Negotiate Repurchase Price. Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing, redeeming or otherwise acquiring for value Stock or Awards from any Participant, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in writing between the Company and the Participant holding such Stock hereto, whether or not at the time of such purchase, redemption or acquisition circumstances exist which specifically grant the Company the right to purchase, or the Participant the right to sell, Stock or any Awards under the terms of this Agreement; provided that no such purchase, redemption or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption or acquisition shall be entered into, without the prior approval of the Board.

13. Notice of Change of Beneficiary. Immediately prior to any Transfer of Stock to the Participant’s Trust, the Participant shall provide the Company with a copy of the instruments creating the Participant’s Trust and with the identity of the beneficiaries of the Participant’s Trust. The Participant shall notify the Company as soon as practicable prior to any change in the identity of any beneficiary of the Participant’s Trust.

14. Recapitalizations, etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, Stock or Awards by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of Common Stock or any other change in the Company’s capital structure, appropriate adjustments shall be made to the provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

15. Participant’s Services to the Company. Nothing contained in this Agreement or in any other agreement entered into by the Company and the Participant, including without limitation, a Service Agreement, (subject to, and except as set forth in, the applicable provisions of any offer letter or engagement letter provided to the Participant by the Company or any employment agreement entered by and between the Participant and the Company) (i) obligates the Company or any subsidiary of the Company to continue to use the Participant’s services in any capacity whatsoever or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating the services of the Participant at any time or for any reason whatsoever, with or without Cause, and the Participant hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to the Participant concerning the Participant’s service or continued service to the Company or any subsidiary of the Company.

16. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under clause (y) of Section 3(a) or Section 4(a) hereof, such transferee shall be deemed the Participant hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 3(a) or Section 4 hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

17. Amendment. This Agreement may be amended only by a written instrument signed by the parties hereto.

18. Closing. Except as otherwise provided herein, the closing of each purchase and sale of Stock pursuant to this Agreement shall take place at the principal office of the Company on the tenth (10th) business day following delivery of the notice by either Party to such purchase and sale to the other of its exercise of the right to purchase or sell such Stock hereunder.

19. Applicable Law; Jurisdiction; Arbitration; Legal Fees.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflicts of law principles thereof that would require the application of the laws of another jurisdiction.

(b) Any controversy, dispute or claim arising out of or relating to this Agreement shall first be attempted to be settled through good faith negotiation. If a settlement is not reached, any and all disputes arising out of, relating to or in connection with this Agreement, including, but not limited to, disputes relating to the validity, negotiation, execution, interpretation, performance or non-performance of the Agreement (including the validity, scope and enforceability of this arbitration provision), shall be exclusively resolved by a single arbitrator selected in accordance with the American Arbitration Association Rules, at an arbitration to be conducted in Tampa, Florida, with the arbitrator applying the substantive law of the State of Florida.

(c) Notwithstanding the foregoing, the Company may bring an action or special proceeding in any court of competent jurisdiction, whether or not an arbitration proceeding has theretofore been initiated, for the purpose of seeking temporary or preliminary relief enforcing the provisions of this Agreement pending resolution of a dispute between the Parties, compelling the Participant to arbitrate, and/or enforcing an arbitration award.

(d) The Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Florida and the courts of the United States of America located in the State of Florida for the purpose of any judicial proceeding brought in accordance with the provisions of Section 19(c), or any judicial proceeding ancillary to an arbitration or contemplated arbitration arising out of or relating to or concerning the Agreement. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The Parties acknowledge that the fora designated by this Section 19(d) have a reasonable relationship to the Agreement, and to the Parties’ relationship with one another, and the Parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in this Section 19(c), and the Parties agree not to plead or claim the same.

(e) In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, each Party shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.

Notwithstanding anything herein to the contrary, if there is a separate employment, change in control or severance agreement in effect between the Participant and the Company or any of its subsidiaries or Affiliates (“Separate Agreement”) that contains an arbitration or a dispute resolution provision similar to the provisions contained herein, the provision in that Separate Agreement shall govern any controversy hereunder as opposed to the provisions set forth herein.

20. Remedies. Each of the Parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any Party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

21. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

22. Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same Agreement.

23. Assignability of Certain Rights by the Company. The Company shall have the right to assign any or all of its rights or obligations to purchase Stock pursuant to Sections 5 and 6 hereof.

24. Miscellaneous.

(a) In this Agreement all references to the masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates

(b) If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

(c) If any payment of money, delivery of Stock or other benefits due to the Participant hereunder could cause the application of an accelerated or additional tax under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), such payment, delivery of shares or other benefits shall be deferred if deferral will make such payment, delivery of shares or other benefits compliant under Section 409A of the Code, otherwise such payment, delivery of shares or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company and reasonably acceptable to the Participant, that does not cause such an accelerated or additional tax.

25. Withholding. The Company or its subsidiaries shall have the right to deduct from any cash payment made under this Agreement to the applicable Participant Entities any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

26. Notices. All notices and other communications provided for herein shall be in writing. Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one (1) business day following the date when sent by overnight delivery and (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:

(a) If to the Company, to it at the following address:

Masonite Worldwide Holdings Inc.

1820 Matheson Boulevard

Mississauga, Ontario L4W 0B3, Canada

Attention: General Counsel

with copies to:

Jonathan S. Henes

Kirkland & Ellis LLP

Citicorp Center

153 East 53rd Street

New York, NY 10022

(b) If to the Participant, to him/her at the address set forth below under his/her signature; or at such other address as either party shall have specified by notice in writing to the other.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written below.

MASONITE WORLDWIDE HOLDINGS INC.

By:	Date:
Name:
Title:

PARTICIPANT:

Name:	Date:

ADDRESS: